Exhibit 10.15

STRICTLY PRIVATE

To:	Heather Brunner
From:	Brett Hurt
Date:	June 30, 2010
Subject:	Amendment to Offer Letter

Bazaarvoice, Inc. (the “Company”) wishes to increase flexibility in the annual bonus plan for members of its executive team. Doing so will require the amendment of relevant provisions from individual offer letters. As such, the Company proposes the following:

Your July 7, 2008 offer letter (the “Offer Letter”) provides in part:

“In addition to your base salary, you will be eligible to participate in an annual bonus plan, which is targeted at $80,000 at 100% achievement of your plan goals. 50% of your plan goals will be based on Client Services departmental goals and 50% will be based on company goals. The Company will present you the details of the plan by September 15, 2008. The bonus will be paid out in June or July, following our audit and GAAP certification of our fiscal year books, with the exception of the first year of your employment, where your annual bonus will be pro-rated for a December 31, 2008 payment as a draw against your annual bonus (i.e., you will be paid a guaranteed bonus of $26,666.67 on December 31, 2008 and your first annual bonus will be deducted by that amount and based on the aforementioned company and client services goals).”

The above language from your Offer Letter is hereby deleted and replaced with the following verbage, thereby amending your Offer Letter to hereinafter read as follows:

“In addition to your base salary, you will be eligible to participate in an annual executive bonus plan adopted each fiscal year that sets your target bonus amount to be paid upon achievement of defined goals for the company and you.”

I accept and agree to the above amendment to my offer letter recognizing that such flexibility has the potential to work to my personal advantage, and I hereby waive any rights I may have under the language replaced by this amendment.

EMPLOYEE: /s/ Heather J. Brunner

Name	Heather J. Brunner
Date:	7/1/2010

BAZAARVOICE, INC.

/s/ Brett A. Hurt
By: Brett A. Hurt, CEO